This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March, 1999.



           The Prudential Variable Contract Account-10
                       File No. 811-03421




Witness: /s/Caren Cunningham                  By: /s/ Grace Torres
     	Caren Cunningham                          Grace Torres
	Secretary                                 Treasurer